State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on September 29, 2009, to Articles of Incorporation for POP STARZ RECORDS, INC. which changed its name to WORLD MORTGAGE EXCHANGE GROUP, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P06000089657.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Twenty-ninth day of September, 2009

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Kurt S. Browning
Secretary of State

CR2EO22 (01-07)

Articles of Amendment
to
Articles of Incorporation
of

POP STARZ RECORDS, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P06000089657

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

WORLD MORTGAGE EXCHANGE GROUP, INC. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable: ________________
(Principal office address MUST BE A STREET ADDRESS) ________________

____

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
09 SEP 29 PM 12: 58

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX) ________________

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: ________________

New Registered Office Address: ________________ *(Florida street address)*

________________, Florida ________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
____	____________	____________ ____________ ____________	☐ Add ☐ Remove
____	____________	____________ ____________ ____________	☐ Add ☐ Remove
____	____________	____________ ____________ ____________	☐ Add ☐ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(*attach additional sheets, if necessary*). *(Be specific)*

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: September 9, 2009

(date of adoption is required)

Effective date if applicable: ______________________________

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated September 17, 2009

Signature [signature] CHAIRMAN

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

RON REESER

~~Benjamin Stanley~~

(Typed or printed name of person signing)

Chairman of the Board

(Title of person signing)